Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND

RESTATED SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SUPPLY AGREEMENT (this “Amendment”), is made as of August 26, 2008 by and between DSW Inc. an Ohio corporation with a business address of 810 DSW Drive, Columbus, Ohio 43219 (“Supplier”), and Stein Mart, Inc., a Florida corporation with a business address of 1200 Riverplace Boulevard, Jacksonville, Florida 32207 (“Stein Mart”).

Background

A. Supplier and Stein Mart entered into an amended and restated Supply Agreement, dated as of May 30, 2006 (the “Agreement”), whereby Supplier agreed to supply Merchandise to Stein Mart.

B. Supplier and Stein Mart desire to amend the Agreement on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.	Definitions. Defined terms used in this Amendment shall have the meaning ascribed to them in the Agreement.

2.	Term. Section 7.1 shall be deleted in its entirety and replaced with the following in lieu thereof:

7.1 Basic Term and Renewals. The term of this Agreement shall commence on May 30, 2006 and shall continue until December 31, 2012 (the “Initial Term”). Upon the expiration of the Initial Term, this Agreement shall automatically be extended for additional periods of three (3) years each (each such period shall be referred to as a “renewal period”) unless either party gives the other written notice of its intent not to renew the Agreement at least one hundred and eighty (180) days prior to the expiration of the Initial Term or applicable renewal period.

3.	Agreement in Effect. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	Controlling Law. This Amendment and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment by their duly authorized officers as of the date first above written.

DSW INC.

By:	/s/ William L. Jordan
Title:	Senior Vice President and General Counsel

STEIN MART, INC.

By:	/s/ James G. Delfs
Title:	Senior Vice President, Finance and Chief Financial Officer

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